UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

October 27, 2022

Date of report (date of earliest event reported)

RocketFuel Blockchain, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	Commission File No. 033-17773-NY	90-1188745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Spear Street, Suite 1100, San Francisco, CA 94105

(Address of Principal Executive Offices)

(424) 256-8560

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In order to re-incentivize and retain our officers and employees, on October 27, 2022 (the “Effective Date”), our board of directors approved a one-time stock option repricing (the “Repricing”) for all stock options issued and outstanding under our 2018 Stock Incentive Plan (the “Plan”) as of the Effective Date.

The board considered a number of factors in adopting the Repricing, including the following:

●	Most of our competitors and companies with which we compete for employees are private companies, which are able to offer stock options with very low or nominal exercise prices. As a public company, it is impractical for us to issue stock options with an exercise price below the current market price for our common stock. Therefore, we are at a competitive disadvantage when our employees receive employment offers from our competitors.
●	We believe that our employees are currently being paid compensation (including bonuses) at rates that are at the low end of market rates. Thus, we are vulnerable to our employees leaving for higher paid positions, especially when their option exercise prices exceed the current market price for our common stock.
●	Because we have only a small number of key employees, we believe that the loss of any one of them could substantially delay the implementation of our business plan to our detriment.
●	Many of the options being repriced have significant portions that are currently unvested.

On September 19, 2022, the Company sold in a private placement (the “Placement”) to a small group of private investors 3,389,831 restricted shares of the Company’s common stock, 1,694,915 warrants to purchase shares of common stock, and pre-sale agreements for the issuance of 3,389,831 cryptographic tokens, for a total purchase price of $700,000. Pursuant to the stock purchase agreement with the investors, the purchase price and warrant exercise price per share equaled $0.2065, which was the last closing price for the common stock immediately preceding the sale, as reported by the OTCQB Market.

Pursuant to the Repricing, the exercise price of each option was reduced to $0.2065 per share, the same price used to determine the terms of the Placement. The closing price of our common stock on the date of the Repricing was $0.14, meaning that the Repricing price was at a premium to the closing price of 48%.

Also included in the Repricing was a warrant to purchase 265,982 shares issued to our chief executive officer, Peter M. Jensen, on February 15, 2021.

We will record the impact of the repricing (which will be a charge to operations over the remaining terms of the options) in the quarter ending December 31, 2022. The charge is noncash and equity neutral and in the opinion of management will have no material impact on our operating activities.

Safe Harbor Statement

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. These risks and uncertainties can be found in our most recently filed Annual Report on Form 10-K for the fiscal year ended March 31, 2022, as supplemented by any subsequently filed Quarterly Reports on Form 10-Q. Copies of these filings are available online at www.sec.gov or on request from us. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 31, 2022	RocketFuel Blockchain, Inc.

	By:	/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Financial Officer